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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17171 (Commission File Number)	75-2212772 (I.R.S. Employer Identification No.)
650 South Edmonds, Suite 108, Lewisville, TX (Address of principal executive offices)		75067 Zip Code

(972) 219-3330
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On August 17, 2004, the Company's registration statement on Form SB-2 was declared effective. The registration statement covers the resale by selling stockholders of up to 115,724,859 shares of the Company's common stock. The offering will not be underwritten, and sales may be made in negotiated transactions. The Company currently has outstanding 128,281,198 shares of common stock.

Item 7.    Financial Statements and Exhibits

        None

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.
Date: August 18, 2004	/s/ PAUL K. WILLMOTT Paul K. Willmott President, Chief Executive Officer and Chairman of the Board of Directors

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits
SIGNATURES